                               SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                  (Amendment No.   )


Filed by the Registrant                          /X/
Filed by a Party other than the Registrant       / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   Truevision, Inc.
- --------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)
                                Rondal J. Moore, Esq.
- --------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)



Payment of Filing Fee (Check the appropriate box)

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.   Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

    2.   Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         ----------------------------------------------------------------------

    4.   Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1.   Amount Previously Paid:

         ----------------------------------------------------------------------
    2.   Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
    3.   Filing Party:

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    4.   Date Filed:

         ----------------------------------------------------------------------

                              [TRUEVISION LOGO OR NAME]
                                  2500 WALSH AVENUE
                            SANTA CLARA, CALIFORNIA 95051


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON OCTOBER 24, 1996


TO THE STOCKHOLDERS OF TRUEVISION, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRUEVISION, INC., a Delaware corporation (the "Company"), will be held on Thursday, October 24, 1996 at 10:00 a.m. local time at the Company's offices at 2500 Walsh Avenue, Santa Clara, California, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors have been duly elected and qualified.

    2. To approve the Company's Amended 1988 Incentive Stock Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares.

    3. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending June 28, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on September 16, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                             By Order of the Board of Directors

                             /s/ R. John Curson
                             ----------------------
                             R. JOHN CURSON
                             Secretary

Santa Clara, California
September 20, 1996

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                   TRUEVISION, INC.
                                  2500 WALSH AVENUE
                            SANTA CLARA, CALIFORNIA  95051

                                   PROXY STATEMENT
                          FOR ANNUAL MEETING OF STOCKHOLDERS
                                   OCTOBER 24, 1996
                                 --------------------

                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Truevision, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on October 24, 1996, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices, 2500 Walsh Avenue, Santa Clara, California. The Company intends to mail this proxy statement and accompanying proxy card on or about September 20, 1996 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on September 16, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 16, 1996 the Company had outstanding and entitled to vote 12,675,740 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to six votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.


                                          1.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, at 2500 Walsh Avenue, Santa Clara, California 95051, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company not later than May 23, 1997 in order to be included in the proxy statement relating to that Annual Meeting.

                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

    The Bylaws of the Company presently provide that the authorized number of directors shall be between five and nine. At the Annual Meeting, six directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. The Company intends to nominate for election as directors the six persons named below, all of whom are incumbent directors. All of these nominees have indicated that they are able and willing to serve as directors. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    Each of the six nominees for director who receives the greatest number of votes will be elected. A stockholder may, prior to the vote being taken, indicate his or her intention to cumulate votes. In such a case, each stockholder would be entitled to that number of votes as equals the number of shares of Common Stock held by such stockholder multiplied by six and would be entitled to allocate those votes to any one or more nominees for director in the stockholder's discretion. Each of the six nominees for director who received the greatest number of votes would be elected. In any case, abstentions and broker non-votes are not considered in elections for director.

    Unless otherwise instructed, the proxyholders intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

INFORMATION CONCERNING NOMINEES

    The Company's nominees are listed below together with their ages and positions with the Company prior to the Annual Meeting:


                                          2.

Name                         Age       Position with the Company
- ----                         ---       -------------------------
Walter W. Bregman(1)(2)      62        Chairman of the Board of Directors
Louis J. Doctor              38        President, Chief Executive Officer and
                                       Director
Gordon E. Eubanks, Jr.(2)    49        Director
William H. McAleer(2)        45        Director
Kieth E. Sorenson            48        Director
Conrad J. Wredberg(1)        55        Director

- --------------

(1) Audit Committee Member
(2) Compensation Committee Member

    All directors are elected at the Annual Meeting of Stockholders to serve until the following Annual Meeting and until their successors are duly elected and have been qualified. There are no family relationships among any officers or directors of the Company.

    Mr. Bregman has been a director of the Company since July 1991 and Chairman of the Board of Directors since December 1994. He has been Chairman and Co-CEO of S&B Enterprises, a consulting firm, since March 1988, and since December 1992 has been President and CEO of Golf Scientific, Inc., a company that produces and sells golf instructional equipment. From July 1985 until June 1987, he was President and owner of the Cormorant Beach Club. Prior to July 1985, he served as President of International Playtex Inc. He is also a director of Symantec, Inc.

    Mr. Doctor has been President and Chief Executive Officer since he joined the Company in October 1994. Prior to joining the Company, he was President of The Arbor Group since May 1994, a company that offers corporate clients strategic services in the technology arena. He also held positions of Executive Vice President and Vice President of Business Development at SuperMac Technology, Inc., a computer graphics peripherals manufacturer, from June 1991 to April 1994. In March 1981, Mr. Doctor co-founded Raster Technologies, a manufacturer of high-end graphics and imaging systems, and served as its President until January 1989. Mr. Doctor was an independent consultant from January 1989 to 1991.

    Mr. Eubanks is currently President, CEO and a director of Symantec Corporation, a leading developer of application and utility software for PC and Macintosh computers. Mr. Eubanks has been a director since November 1983, and has served as President and CEO since October 1986. Previously, Mr. Eubanks was Vice President of Digital Research, Inc.'s commercial systems division where he was responsible for the development and marketing of all systems software products; he left Digital Research in September 1983. Mr. Eubanks then founded C&E Software, which merged with Symantec in 1983. In 1985, he created Turner Hall Publishing, a division of Symantec devoted to publishing third-party software. Mr. Eubanks is a former President of the Software Publishers Association. He is also a director of NetFrame Systems Incorporated.

    Mr. McAleer is currently President of e.liance Partners which provides venture financing and transaction advisory services to technology companies. From 1988 to 1994, he was Vice President of Finance, Chief Financial Officer and Secretary of Aldus Corporation ("Aldus"), a software publishing company. At Aldus, Mr. McAleer was responsible for finance, legal and business development activities, including that company's merger with Adobe Systems in 1994. Prior to joining Aldus, he was Vice President, Finance and Administration with Ecova Corporation from 1987 to 1988 and also served as Vice President and Corporate Controller for Westin Hotels and Resorts.

    Mr. Sorenson, a founder of the Company, has served as a director since June 1987. He also served as Chairman of the Board of Directors from June 1987 until December 1994, as Chief Executive Officer from June 1987 until September 1993 and as President from June 1987 until May 1993. Mr. Sorenson has been President of Autronix since January 1996. He has also been a partner with Sorenson, Thomas & Co., an investment management firm, since January 1995. From September 1979 to June 1987, Mr. Sorenson was employed by


                                          3.

Ramtek Corporation, a manufacturer of computer graphic systems, where he most recently held the position of Vice President of Engineering and Product Development.

    Mr. Wredberg has been a director of the Company since October 1992. In April 1995, he became President of the Transmission Systems Business Division of the Broad Band Communications Group of Scientific Atlanta, Inc., a telecommunications services and products company. Previously, he had been President and General Manager of American Microsystems, Inc. ("AMI"), a manufacturer of integrated circuits, for eight years. He joined AMI in 1985 as Vice President of Manufacturing and became Senior Vice President of Operations in 1986. Prior to his joining AMI, Mr. Wredberg worked at Mostek Corporation, a subsidiary of United Technologies Corporation, where he most recently held the position of Vice President of Quality Assurance.


BOARD OF DIRECTORS COMMITTEES AND MEETINGS

    During the fiscal year ended June 29, 1996, the Board of Directors held seven meetings. The Board of Directors has an Audit Committee and a Compensation Committee. During fiscal 1996, all directors except
Messrs. Eubanks and Wredberg attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

    The Audit Committee currently consists, and during fiscal 1996 consisted, of Messrs. Bregman and Wredberg. The Audit Committee met one time during fiscal 1996. The Audit Committee approves the engagement of the Company's independent auditors and services to be performed by such independent auditors and reviews the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee currently consists, and during fiscal 1996 consisted, of Messrs. Bregman, Eubanks and McAleer. The Compensation Committee met six times during fiscal 1996. The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and approves salaries of and bonuses and option grants to employees, including officers and eligible directors.

    The Board has no Nominating Committee or a committee performing similar functions.


                                          4.

                                      PROPOSAL 2

                  APPROVAL OF THE AMENDED 1988 INCENTIVE STOCK PLAN

    In February 1988, the Board of Directors adopted, and the stockholders subsequently approved, the Company's Amended 1988 Incentive Stock Plan (the "Option Plan"). As a result of a series of amendments, at October 24, 1995 there were 3,041,300 shares of the Company's Common Stock reserved for issuance under the Option Plan.

    At August 15, 1996, options (net of canceled or expired options) covering an aggregate of 2,892,989 shares of the Company's Common Stock had been granted under the Option Plan, and 148,311 shares (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) remained available for future grant. During fiscal 1996, the Company granted to all current executive officers as a group, options to purchase 235,000 shares at exercise prices of $7.25 to $7.875 per share and to all employees (excluding executive officers) as a group options to purchase 764,250 shares at exercise prices of $4.125 to $9.25 per share.

    In August 1996, the Board of Directors approved an amendment increasing the number of shares reserved for issuance under the Option Plan by an additional 600,000 shares, for an aggregate of 3,641,300 shares reserved for issuance under the Option Plan. The Board of Directors adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board of Directors and the Compensation Committee.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Option Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Option Plan are outlined below:

GENERAL

    The Option Plan gives the Board of Directors, or a committee which the Board of Directors appoints, authority to grant options to purchase Common Stock and stock purchase rights. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, at the discretion of the Board of Directors or its committee.

PURPOSES

    The purposes of the Option Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the employees of the Company and to promote the success of the Company's business.

ADMINISTRATION

    The Board of Directors is authorized to administer the Option Plan or delegate administration to a committee of the Board of Directors. The Board of Directors has delegated administration of the Option Plan to the Compensation Committee. As used herein with respect to the Option Plan, the "Board of Directors" refers to the Compensation Committee as well as to the Board of Directors.


                                          5.

ELIGIBILITY

    The Option Plan provides that stock options and stock purchase rights may be granted to employees (including officers and directors who are also employees) and consultants of the Company and its parent or subsidiaries. However, incentive stock options may be granted only to employees. The Board of Directors selects the participants and determines the number of shares to be subject to each stock option or stock purchase right.

EXERCISE PRICE

    The per share exercise price for shares issued pursuant to options or stock purchase rights granted under the Option Plan is determined by the Board of Directors and must not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of incentive stock options, and 85% of the fair market value of the Common Stock on the date of grant in the case of nonstatutory stock options or stock purchase rights. Fair market value per share is the closing price as reported on the Nasdaq National Market on the date of grant. Incentive and nonstatutory stock options granted to stockholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price must be at least 110% of the fair market value on the date of grant.

OPTIONS

    Each option is evidenced by a written agreement between the Company and the person to whom such option is granted. The Board of Directors determines the terms of the options granted under the Option Plan. Each option shall be designated either an incentive stock option or a nonstatutory stock option except that, to the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Option Plan and all other plans of the Company) exceeds $100,000, such excess options shall be treated as nonstatutory stock options. Options granted prior to November 1988 typically vest ratably each month over a three-year period, and options granted after November 1988 typically vest with respect to 25% of the option shares after one year and ratably each month over the following three years with respect to the remaining 75% of the shares. Pursuant to the Option Plan, options may be subject to the following additional terms and conditions.

    TERM OF OPTIONS. The term of each option granted under the Option Plan is ten years from the date of grant in the case of incentive stock options and ten years and one day in the case of nonstatutory stock options, unless a shorter period is provided for in the stock option agreement. However, options granted to an optionee who, at the time of the grant, owns stock representing more than ten percent (10%) of the Company's outstanding stock, expire five years from the date of grant in the case of incentive stock options and five years and one day from the date of grant in the case of nonstatutory stock options.

    EXERCISE OF OPTION. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Board of Directors, and may include cash, check, use of a promissory note, surrender of shares of Common Stock held for at least six months, or any combination of the foregoing.

    TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship with the Company is terminated for any reason other than death or permanent disability, options outstanding under the Option Plan may be exercised within 30 days (or such other period of time as determined by the Board of Directors, not to exceed certain limits) after the date of such termination to the extent the options were exercisable on the date of termination.

    DISABILITY. If an optionee's employment by the Company terminates because of total and permanent disability, options outstanding under the Option Plan may be exercised within six months (or such other period of time as determined by the Board of Directors not to exceed certain limits, but in no event later than the date of


                                          6.

expiration of the term of such option) after termination to the extent such options were exercisable at the date of termination.

    DEATH OF OPTIONEE. If an optionee should die while employed by the Company, options may be exercised at any time within six months (or such other period of time as determined by the Board of Directors not to exceed certain limits, but in no event later than the date of expiration of the term of such option) after death to the extent the options were exercisable at the date of death.

STOCK PURCHASE RIGHTS

    Each stock purchase right is evidenced by a written agreement between the Company and the person to whom such right is granted. The Board of Directors determines the terms relating to the right, including the time within which such person must accept the offer to purchase, which shall in no event exceed six months from the date of grant. Unless the Board of Directors determines otherwise, the Company will have a right to repurchase shares in the event of termination of the purchaser's employment. Such repurchase right will lapse at a rate determined by the Board of Directors.

OTHER PROVISIONS

    Options or stock purchase rights granted under the Option Plan may contain other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors.

NONTRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS

    Options and stock purchase rights granted under the Option Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee or purchaser, only by such optionee or purchaser.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR MERGER

    In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option or stock purchase right. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board of Directors. The Board of Directors may, in its sole discretion, accelerate the time which options may be exercised prior to such dissolution or liquidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. If the successor corporation refuses to assume or substitute for outstanding options, the Board of Directors shall provide for the exercisability of such options to accelerate in full prior to such event, and the termination, to the extent such options are not exercised, upon completion of such event.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

    The Board of Directors may amend or terminate the Option Plan from time to time in such respects as the Board of Directors may deem advisable without approval of the stockholders; provided, however, that stockholder approval of amendments to the Option Plan shall only be required to the extent necessary to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation).

    In any event, the Option Plan shall terminate in 1998. Any options or stock purchase rights outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.


                                          7.

FEDERAL INCOME TAX INFORMATION

    Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If both of these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory stock option.

    The foregoing summary of the effects of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Option Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of an optionee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

                                      PROPOSAL 3

               RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP
           AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 28, 1997

    Price Waterhouse LLP have been the independent auditors for the Company since 1988 and, upon recommendation of the Audit Committee, their appointment as independent auditors for the 1997 fiscal year has been approved by the Board of Directors, subject to ratification by the stockholders.

    Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.


                                          8.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the appointment of Price Waterhouse LLP.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

    Representatives of Price Waterhouse LLP are expected to be present at the meeting and will be given an opportunity to make a statement, if they so desire, and to answer appropriate questions.


                                          9.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 1, 1996 by (i) all those known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                                    BENEFICIAL OWNERSHIP (1)
                                                  --------------------------
                                                  NUMBER OF       PERCENT OF
BENEFICIAL OWNER                                    SHARES           TOTAL
- ----------------                                  ---------       ----------

Scitex Corporation Ltd.                           1,820,000           13.6%
  P.O. Box 330
  46103 Herzlia B, Israel
Entities affiliated with 21st Century               930,900            7.0%
  Communications Partners, L.P.(2)
  767 Fifth Avenue
  45th Floor
  New York, New York 10153
Louis J. Doctor (3)                                 309,342            2.3%
Carl C. Calabria (4)                                187,500            1.4%
William M. Carter (5)                                46,041              *
R. John Curson (6)                                   59,166              *
Robert J. O'Brien (7)                                67,116              *
Walter W. Bregman (8)                                35,975              *
Gordon E. Eubanks, Jr. (9)                            2,500              *
William H. McAleer (10)                               4,900              *
Kieth E. Sorenson (11)                                3,325              *
Daniel D. Tompkins                                        0              *
Conrad J. Wredberg (12)                              11,875              *
All executive officers and directors as a
 group  (13 persons)(13)                            757,534            5.7%

- -------------------

  *  Less than one percent (1%).

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,368,086 shares outstanding on August 1, 1996 as adjusted as required by rules promulgated by the SEC.

(2) Includes shares held by 21st Century Communications Partners, L.P. (631,175 shares, including a warrant to purchase 126,235 shares), 21st Century T-E Partners, L.P. (214,750 shares, including a warrant to purchase 42,950 shares) and 21st Century Communications Foreign Partners, L.P. (84,975 shares, including a warrant to purchase 16,995 shares).

(3) Includes 233,333 shares of Common Stock issuable pursuant to a warrant exercisable within 60 days.

(4) Includes 97,500 shares of Common Stock issuable pursuant to options exercisable within 60 days.


                                         10.

(5) Includes 46,041 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(6) Includes 59,166 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(7) Includes 43,750 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(8) Includes 20,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(9) Includes 2,500 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(10) Includes 2,500 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(11) Includes 3,125 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(12) Includes 9,375 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(13) Includes 313,206 shares subject to stock options held by all officers and directors exercisable within 60 days of the date of this table, and 419,513 shares issuable upon the exercise of currently exercisable warrants held by an officer and by entities affiliated with a five percent (5%) stockholder. See Notes (2) through (12) above.


                                         11.

                                EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives a per meeting fee of $1,500. In the fiscal year ended June 29, 1996, the total compensation paid to non-employee directors was $49,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with their service as director.

    Each non-employee director of the Company also receives stock option grants under the Amended and Restated 1991 Director Option Plan (the "Director Plan"). Only non-employee directors of the Company or an "affiliate" of the Company (as defined in the Code) are eligible to receive options under the Director Plan. Options granted under the Director Plan are not intended to qualify as incentive stock options under the Code.

    The Director Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. Under the terms of the Director Plan as amended, (i) each person who becomes a non-employee director shall receive, on the date such person joins the Board, an option to purchase 10,000 shares which shall become exercisable at the rate of 25% per year for four years following the date of grant, (ii) each non-employee director who is a member of the Board of Directors immediately before the Company's Annual Meeting of Stockholders (the "Annual Meeting Date") and remains a member of the Board of Directors immediately after such Annual Meeting Date, shall receive on the Annual Meeting Date, for so long as such non-employee director remains a member of the Board of Directors, an additional option to purchase 2,500 shares of Common Stock subject to four-year vesting from the date of grant similar to the vesting provisions set forth above, and (iii) each non-employee director who becomes Chairman of the Board on or after December 16, 1994 shall receive an option to purchase 25,000 shares of Common Stock, which shall become exercisable at the rate of 25% per year for four years. During fiscal 1996, the Company granted options covering 2,500 shares to each non-employee director of the Company, at an exercise price per share of $7.625, the fair market value (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of September 1, 1996, no options had been exercised under the Director Plan.


                                         12.

COMPENSATION OF EXECUTIVE OFFICERS

                              SUMMARY COMPENSATION TABLE

    The Summary Compensation Table is designed to enable stockholders to understand clearly compensation for the last fiscal year and to identify trends in the Company's compensation of its top managers. The Summary Compensation Table includes individual compensation information on the Company's Chief Executive Officer and its other four most highly compensated executive officers who received compensation during fiscal 1996 (the "Named Executive Officers"):



                                                                       Long Term
                                            Annual Compensation       Compensation
                              -------------------------------------  ---------------
                                                                         Other         Securities      All
Name and Principal                                                       Annual        Underlying     Other
Position                      Year        Salary($)      Bonus($)    Compensation($)   Options(#)  Compensation($)
- -----------------------       ----        -------        --------    ---------------   ----------  ---------------
Louis J. Doctor (1)           1996        170,000          --             2,000(2)      40,000             --
 President & CEO              1995        124,052          --             1,000(2)     400,000(3)          --
                              1994             --          --                --             --             --
Carl C. Calabria              1996        150,000          --             2,000(2)      30,000             --
 Sr. V.P. Engineering         1995        157,250          --             1,000(2)     150,000         39,369(4)
                              1994        167,623          --                --         15,000         11,051(4)
William M. Carter(5)          1996        128,973          --             2,472(2)      30,000             --
 V.P. Operations              1995         24,918          --                --        130,000             --
                              1994             --          --                --             --             --
R. John Curson                1996        130,000          --             2,255(2)      30,000             --
 Sr. V.P. & CFO               1995        140,000          --             4,000(2)     140,000(6)          --
                              1994         93,949          --             5,250(2)      80,000             --
Robert J. O'Brien (7)         1996        160,765          --             2,000(2)      70,000             --
 Sr. V.P. Worldwide           1995         91,167         20,000(8)       1,000(2)     100,000             --
 Sales                        1994             --          --                --             --             --


- ---------------

(1) Mr. Doctor commenced employment with the Company in October 1994.

(2) Represents matching contributions under the Company's 401(k) program for Messrs. Doctor, Calabria and Carter and matching contributions under the Company's 401(k) program and an auto allowance for Messrs. Curson and O'Brien.

(3) Mr. Doctor was issued a warrant to purchase 400,000 shares of Common Stock.

(4) Represents relocation allowance.

(5) Mr. Carter commenced employment with the Company in April 1995.

(6) Stock options to purchase 80,000 shares were surrendered on November 10, 1994. A new option was issued for the purchase of 140,000 shares on November 10, 1994.

(7) Mr. O'Brien commenced employment with the Company in December 1994.

(8) Represents a bonus for accepting employment.


                                         13.

                          OPTION GRANTS IN LAST FISCAL YEAR

    All stock options granted to the Named Executive Officers in fiscal 1996 are disclosed in the following table. This table discloses, for each named executive, the gain or "spread" that would be realized if the options were exercised on the expiration date, assuming that the Company's stock had appreciated at the level indicated, compounded annually over the life of the options.


                                       Individual Grants                       Potential Realizable Value
                   --------------------------------------------------------      at Assumed Annual Rates
                     Number of       % of Total                                of Stock Price Appreciation
                     Securities    Options Granted   Exercise                      for Option Terms (2)
                     Underlying    to Employees in    Price      Expiration    ---------------------------
      Name         Options (#)(1)    Fiscal Year      ($/Sh)        Date           5%($)         10%($)
- -----------------  --------------  ---------------   --------    ----------    ------------     ----------
Louis J. Doctor        40,000              4.0         $7.25      10/03/05        182,379        462,185

Carl C. Calabria       30,000              3.0         $7.25      10/03/05        136,785        346,639

William M. Carter      30,000              3.0         $7.25      10/03/05        136,785        346,639

R. John Curson         30,000              3.0         $7.25      10/03/05        136,785        346,639

Robert J. O'Brien      30,000              3.0         $7.25      10/03/05        136,785        346,639
                       40,000              4.0         $7.875     10/30/05        198,102        502,029


- ---------------------

(1) Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options under the Company's Amended 1988 Incentive Stock Plan generally become exercisable 25% one year after issuance and 1/48th each month thereafter for 36 months. The term of each option granted is generally the earlier of
    (i) ten years or (ii) 30 days after termination of the holder.

(2) The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.


                                         14.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                            FISCAL YEAR-END OPTION VALUES

    This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Named Executive Officers who received compensation during fiscal 1996. For each named executive, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last completed fiscal year, separately identifying the exercisable and unexercisable options.

                                                         Number of Securities
                                                        Underlying Unexercised         Value of In-The-Money
                                                                Options                     Options as of
                           Shares                         as of June 29, 1996           June 29, 1996(1)($)
                         Acquired on      Value       ----------------------------  ----------------------------
    Name                 Exercise(#)   Realized ($)   Exercisable    Unexercisable  Exercisable    Unexercisable
- -------------------      -----------   ------------   -----------    -------------  -----------    -------------
Louis J. Doctor(2)               0              0        233,333        206,667      1,108,332        981,668

Carl C. Calabria            30,000        157,187        115,103        129,897        300,584        447,540

William M. Carter                0              0         37,916        122,084        127,967        318,284

R. John Curson               5,000         31,250         50,416        114,583        239,476        409,269

Robert J. O'Brien                0              0         37,500        132,500        178,125        304,375


- ----------------
(1) Valuations above for unexercised in-the-money options are based on the difference between the option price and fair market value at June 29, 1996 ($7.50 per share).

(2) Mr. Doctor was granted a warrant to purchase 400,000 Shares of the Company's Common Stock. One hundred thousand of such shares became exercisable on January 1, 1995. The remaining shares will become exercisable at a rate of 6,666.67 per month, such that the warrant will be fully exercisable on October 1, 1998.


                                         15.

                                EMPLOYMENT AGREEMENTS


    In connection with the Company's employment of Mr. Doctor, the Company has agreed to pay Mr. Doctor $170,000 per year and has granted Mr. Doctor a warrant to purchase 400,000 shares of the Company's Common Stock (the "Warrant"). One hundred thousand shares subject to the Warrant became exercisable on January 1, 1995 and the remaining shares become exercisable at a rate of 6,666.67 shares per month thereafter such that the Warrant will be fully exercisable on October 1, 1998. Upon a change of control of the Company, the vesting period will accelerate and the warrant will thereupon become fully exercisable. In addition, the Company has agreed that upon the occurrence of such event, if Mr. Doctor becomes subject to the "golden parachute" provisions of the Code by virtue of such change in control, the Company will reimburse Mr. Doctor for any additional taxes owed upon the exercise of the Warrant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No current member of the Compensation Committee is an officer or employee of the Company.


                                         16.

                         REPORT OF THE COMPENSATION COMMITTEE
                      OF THE BOARD OF DIRECTORS INTRODUCTION(1)

INTRODUCTION

    During fiscal 1996, the Compensation Committee of the Board of Directors consisted of Messrs. Bregman, McAleer and Eubanks. None of the members of the Compensation Committee were officers or employees of the Company during fiscal 1996. The Compensation Committee establishes the general compensation policies for the Company's executive officers.

PHILOSOPHY

    The Compensation Committee believes that the Company must provide the executive officers of the Company with compensation competitive with peer companies in order to attract and retain experienced employees critical to the success of the Company in meeting its performance and strategic objectives and to maximize stockholder value. The Compensation Committee believes that the compensation of the executive officers, including the Chief Executive Officer, should be related to the Company's long-term performance. Accordingly, the Compensation Committee attempts to place greater emphasis on equity-based incentive compensation over base compensation. With respect to Section 162(m) of the Code (which limits deductibility of executive compensation exceeding $1 million per individual per year unless certain conditions are met), the Company's compensation plans currently do not qualify for an exemption from
Section 162(m); however, the Compensation Committee continues to evaluate such plans in light of Section 162(m). The Company has entered into an agreement with its Chief Executive Officer to compensate him in the event he is adversely affected by Section 162(m). See "Compensation of Chief Executive Officer," below.

COMPENSATION PLANS

    For executive officers, compensation is comprised of three elements: Base Compensation, Short-Term Incentive Compensation and Long-Term Incentive Compensation.

    BASE COMPENSATION. Base compensation is established by reviewing the salaries of executive officers of comparably-sized peer companies (which companies do not necessarily reflect those included in the Hambrecht & Quist Technology Index shown on the Company's Performance Measurement Comparison Graph), the Company's financial performance during the past year and individual performance of the executives during the past year. Consistent with its philosophy, the Company generally attempts to set the base compensation levels of its executive officers somewhat below the amounts paid to employees with similar levels of responsibility at comparably-sized peer companies. Factors relating to the Company's financial performance that may be relevant to increasing or decreasing base salary include revenues and earnings. Factors relating to individual performance that are assessed in setting base compensation vary based on particular duties and areas of responsibility of the individual officer. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula. Based on the above considerations, the base salaries of the executive officers were not increased during fiscal 1996.

    SHORT-TERM INCENTIVE COMPENSATION. Short-term incentive compensation is directly related to the Company's achievement of revenue and earnings goals. Early in each fiscal year, the Compensation Committee establishes specified targets, generally with respect to revenues and earnings and in certain cases with respect to the items based on a particular executive officer's duties and areas of responsibility, and provides for the granting of stock options subject to accelerated vesting based on the Company's performance against such targets. During fiscal 1996, because the Company did not meet a minimum established earnings level, there was no acceleration of the vesting of such options.

- ------------------

(1) This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                         17.

    LONG-TERM INCENTIVE COMPENSATION. Long-term incentive compensation is comprised of stock options which are the Company's only long-term compensation element. This program is intended to provide additional incentives to the executive officers to maximize stockholder value. All options are granted at the current market price and utilize vesting periods which encourage executive officers to remain with the Company. Equity compensation is granted based on the Compensation Committee's judgment in each case based on the individual circumstances of each executive officer.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Doctor's compensation was established consistent with the philosophy described above. Mr. Doctor's base salary ($170,000 per year) was set somewhat below the level consistent with other Chief Executive Officers at comparably-sized, peer companies. Mr. Doctor's base salary for fiscal 1996 did not increase from his base salary for fiscal 1995. During fiscal 1995, Mr. Doctor was granted a warrant to purchase 400,000 shares of the Company's Common Stock, 100,000 shares of which became exercisable on January 1, 1995 and the remainder of which becomes exercisable at a rate of 6,666.67 shares per month thereafter. Upon a change of control of the Company, the vesting period will accelerate and the warrant will thereupon become fully exercisable. In addition, during fiscal 1996, Mr. Doctor was granted an option to purchase 40,000 shares of Common Stock pursuant to the short-term incentive compensation plan described above. No shares of this option vested during fiscal 1996 because the Company did not meet a minimum established earnings level.

            THE MEMBERS OF THE COMPENSATION COMMITTEE FOR FISCAL YEAR 1996

                             Walter W. Bregman
                             William H. McAleer
                             Gordon E. Eubanks Jr.


                                         18.

                        PERFORMANCE MEASUREMENT COMPARISON(1)

    The Securities and Exchange requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a five-year comparison of cumulative stockholder return of an investment of $100 in cash on June 30, 1991 in (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"),
(ii) the Hambrecht & Quist ("H&Q") Technology Index, and (iii) the Company's Common Stock. The H&Q Technology Index is composed of approximately 200 technology companies in the semiconductor, electronics, medical, and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of full amount of all dividends and are calculated as of June 30th of each year.

           Comparison of Five-Year Cumulative Total Return on Investment(2)


                             6/91   6/92   6/93   6/94   6/95   6/96
                             ----   ----   ----   ----   ----   ----
TRUEVISION, INC.             $100   $ 56   $ 43   $ 21   $ 27   $ 35
NASDAQ STOCK MARKET-US        100    120    151    153    204    261
HAMBRECHT & QUIST TECHNOLOGY  100    114    139    141    236    280

* $100 INVESTED on 6/30/91 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

- -------------------

(1) This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The total return on investment (change in stock price plus reinvested dividends) for the Company, the Nasdaq Composite Index and the H&Q Technology Index, based on June 30, 1991 = 100.


                                         19.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Scitex Corporation Ltd. ("Scitex"), a five percent stockholder of the Company, was also a purchaser of certain products manufactured by the Company during fiscal 1996. The Company has also agreed to negotiate in good faith toward a program of strategic cooperation with Scitex. Aggregate sales to Scitex by the Company during the fiscal year ended June 29, 1996 were approximately $1,050,000


COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 29, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except one report of one transaction was not filed by Mr. McAleer.


                                         20.

                                    OTHER MATTERS

OTHER BUSINESS

    The Board of Directors is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of Proxy will vote such proxy in accordance with their best judgment on such matters.

1996 ANNUAL REPORT TO STOCKHOLDERS AND 1996 ANNUAL REPORT ON FORM 10-K

    A copy of the 1996 Annual Report to stockholders accompanies this Proxy Statement. Truevision's Annual Report on Form 10-K for the year ended June 29, 1996, as filed with the Securities and Exchange Commission, containing full audited financial statements and financial statement schedule also accompanies this Proxy Statement.

                         BY ORDER OF THE BOARD OF DIRECTORS.

Santa Clara, California
September 20, 1996


                                         21.

                              TRUEVISION, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON OCTOBER 24, 1996

     The undersigned hereby appoints LOUIS J. DOCTOR and R. JOHN CURSON and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Truevision, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 2500 Walsh Avenue, Santa Clara, California on Thursday, October 24, 1996, at 10:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED,
THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:  To elect six directors to hold office until the 1997 Annual
             Meeting of Stockholders.

/ /  FOR all nominees listed below     / /  WITHHOLD AUTHORITY  to vote for
     (except as marked to the               all nominees listed below.
     contrary below).

NOMINEES:  Walter W. Bregman; Louis J. Doctor; Gordon E. Eubanks, Jr.;
           William H. McAleer; Kieth E. Sorenson; and Conrad J. Wredberg

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S) BELOW:

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                         (CONTINUED ON OTHER SIDE)

                        (CONTINUED FROM OTHER SIDE)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:  To approve the Company's Amended 1988 Incentive Stock Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares.

             / /  FOR           / /  AGAINST            / /  ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:  To ratify selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending June 28, 1997.

             / /  FOR           / /  AGAINST            / /  ABSTAIN

Dated: _________________, 1996.     ___________________________________________

                                    ___________________________________________
                                    SIGNATURE(S)

                                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                    HEREON. IF THE STOCK IS REGISTERED IN THE
                                    NAMES OF TWO OR MORE PERSONS, EACH SHOULD
                                    SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                    GUARDIANS AND ATTORNEYS-IN-FACT SHOULD
                                    ADD THEIR TITLES. IF SIGNER IS A
                                    CORPORATION, PLEASE GIVE FULL CORPORATE
                                    NAME AND HAVE A DULY AUTHORIZED OFFICER
                                    SIGN, STATING TITLE. IF SIGNER IS A
                                    PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                    NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.